Exhibit 99.1

GAP INC. CREATES GLOBAL BRAND MANAGEMENT STRUCTURE
TO DRIVE THE COMPANY’S LONG-TERM GROWTH

Innovation and Digital Strategy Group Established

SAN FRANCISCO – October 16, 2012 – Building upon its solid performance this year, Gap Inc. (NYSE: GPS) today announced a new global brand structure designed to fuel the company’s long-term growth. Gap Inc.’s five brands and over 3,200 stores are currently located in more than 40 countries worldwide, up from just eight countries in 2006.

With the start of the 2013 fiscal year, the company will bring together its North American, International, Online, Outlet and Franchise divisions under a single global executive for each of its Gap, Banana Republic and Old Navy brands. In addition, to build upon the company’s considerable online success and industry-leading technological advances, the company will form a new Innovation and Digital Strategy team to further its leadership position in this area.

“Our strong performance gives us the confidence to make this move to bring each brand together with the goal of gaining market share around the world and enhancing shareholder value,” said Glenn Murphy, chairman and chief executive officer of Gap Inc. “The global teams will move even faster in anticipating and responding to the ever-evolving needs of customers, delivering consistently great product around the world.”

Effective November 5, the following members of the company’s management team will begin to transition into their new roles in preparation for the upcoming fiscal year:

At Gap brand, Steve Sunnucks, a 30-year retail veteran and the current president of the Gap Inc. International division, will become Global President, based in New York. Sunnucks brings to this new role extensive global expertise having held senior leadership roles at retailers such as Marks & Spencer and New Look, where he served as CEO. Mark Breitbard, the senior product leader for the brand in the United States and Canada, will take on an expanded role based in San Francisco as President of Gap North America, reporting to Sunnucks.

“Steve is an accomplished fashion retailer who has significantly expanded our International presence,” Murphy added. “I’m confident he can build upon the success in North America, while also taking Gap to the next level.”

Art Peck, the current president of Gap North America who has led the successful resurgence of the company’s flagship brand, has been appointed President of the new Innovation, Digital Strategy and New Brands Division. Peck will build upon the company’s leadership position in e-commerce and oversee further investments to provide our portfolio of brands with world-class digital capabilities and expertise. He will also guide the development and growth of the Athleta and Piperlime brands.

At Banana Republic, Jack Calhoun, the established president for North America, will become Global President and expand his focus to include all channels and markets globally. Calhoun has grown sales by positioning Banana Republic as the go-to brand for professionals seeking modern and versatile workplace style. The brand’s top merchant, Julie Rosen, will take on additional responsibility for the brand’s North American performance, while continuing to lead global product, reporting to Calhoun.

At Old Navy, as previously announced, Stefan Larsson, a veteran of global retailer H&M, started earlier this month as Global President. Jill Stanton, the former Nike executive who has served as a Creative Advisor to Old Navy this year, joins the brand full-time overseeing all aspects of product design, development and production, reporting to Larsson.

Given the significant long-term opportunity in China for its brands, the company announced that the current, dedicated team in Shanghai, led by Redmond Yeung and Jeff Kirwan, will be overseen by Murphy in the new fiscal year. Nancy Green, product leader for Old Navy, will assume a new role supporting China with responsibility for guiding the product assortment and merchandise for the market.

The company also announced that Toby Lenk, president of its online division, will leave Gap Inc. in February 2013, after ensuring a smooth transition. Lenk has indicated his desire to return to his entrepreneurial roots. Under his leadership, the online division has been a stellar performer and is expected to deliver $2 billion in sales ahead of its 2014 goal.

“Toby and his exceptional team have consistently delivered for our customers and shareholders,” said Murphy. “Our e-commerce team has created a distinctive customer experience in the marketplace, and I am deeply grateful of Toby’s leadership to the company over the past 10 years.”

The changes announced today build upon the successful shifts made in 2011 that brought together its specialty and outlet divisions and established the Gap Global Creative Center in New York.

For more information on Gap Inc.’s global expansion and opportunity, read Gap Inc.'s global runway. For a list of the company’s Global Management Team, go to www.Gapinc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

•	Long-term growth, gaining market share, and enhancing shareholder value;

•	Expected management changes;

•	Building upon success in North America and in e-commerce;

•	Additional investments to build digital capabilities;

•	Significant long-term opportunity in China; and

•	Expected online sales levels and timing.
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that changes in general economic conditions or consumer spending patterns could adversely impact the company’s results of operations;

•	the highly competitive nature of the company’s business in the United States and internationally;

•	the risk that the company or its franchisees will be unsuccessful in gauging apparel trends and changing consumer preferences;

•
the risk that the company’s franchisees will be unable to successfully open, operate, and grow their franchised stores in a manner consistent with the company’s requirements regarding its brand identities and customer experience standards;

•
the risk that the company or its franchisees will be unsuccessful in identifying, negotiating, and securing new store locations and renewing, modifying or terminating leases for existing store locations effectively;

•	the risk that comparable sales and margins will experience fluctuations;

•	the risk that updates or changes to the company’s information technology (“IT”) systems may disrupt its operations;

•	the risk that natural disasters, public health crises, political crises, or other catastrophic events could adversely affect the company’s operations and financial results;

•
the risk that acts or omissions by the company’s third-party vendors, including a failure to comply with the company’s code of vendor conduct, could have a negative impact on its reputation or operations;

•	the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits; and

•	the risk that changes in the regulatory or administrative landscape could adversely affect the company’s financial condition, strategies, and results of operations.
Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, as well as the company’s subsequent filings with the Securities and Exchange Commission.
These forward-looking statements are based on information as of October 16, 2012. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, and Athleta brands. Fiscal year 2011 net sales were $14.5 billion. Gap Inc. products are available for purchase in about 90 countries worldwide through about 3,000 company-operated stores, about 250 franchise stores, and e-commerce sites. For more information, please visit www.Gapinc.com
Investor Relations:
Mike Jenkins
(415) 427-4454
investor_relations@Gap.com

Media Relations:
Edie Kissko
(415) 427-4173
press@Gap.com